Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Corporate Relations
Century Business Services, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS FIRST-QUARTER 2005 RESULTS

Cleveland, Ohio (April 28, 2005)—CBIZ (Century Business Services, Inc.) (NASDAQ: CBIZ) today announced first-quarter results for the quarter ended March 31, 2005.

CBIZ reported revenue of $155.4 million for the first quarter ended March 31, 2005, an increase of 7.3% over the $144.8 million recorded for the first quarter of 2004. Same-unit revenue increased by 2.5%, or by $3.6 million. Revenue from newly acquired operations contributed $7.4 million, while divested operations resulted in a revenue decline of $0.4 million. CBIZ posted net income from continuing operations for the quarter of $10.1 million, or $0.13 per diluted share, compared with $12.8 million, or $0.15 per diluted share in the first quarter of 2004.

During the first quarter CBIZ completed the acquisition of a registered investment advisor in Cleveland, Ohio and an accounting and consulting practice located in San Diego, California. In addition, the Company continued the consolidation of offices located in the Chicago and Denver markets. In connection with these activities, restructuring costs of approximately $1.8 million were recognized in the first quarter. Also, during the quarter, the Company recognized a cost of $1.1 million associated with the settlement of a litigation matter and incurred approximately $0.4 million of expenses related to Sarbanes-Oxley 404 compliance efforts. At March 31, 2005, bank debt stood at $67.5 million compared with $53.9 million at the end of the fourth quarter of 2004.

“We are encouraged by the strength of our Accounting, Tax and Advisory and Medical Practice Management businesses, both of which out-performed last year. Our overall results were offset by the unusual legal and restructuring costs we incurred during the first quarter. It also should be noted that in the first quarter a year ago, we recognized $2.1 million in revenue with $1.6 million of pre-tax contribution associated with closing an M&A transaction,” stated Steven L. Gerard, Chairman and CEO. “We are pleased with our results from our core business and the continued increase in our same-unit revenue for the seventh consecutive quarter,” concluded Mr. Gerard.

CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts wishing to participate in the conference call may dial 1-888-545-0687 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-691-2764. A replay of the call will be available starting at 1:00 p.m. (ET), April 28 through midnight (ET), May 3, 2005. The dial-in number for the replay is 1-877-

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 11410111. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.

CBIZ is a provider of professional business services to companies throughout the United States. As the largest benefits specialist, one of the top accounting companies, and one of the largest valuation and medical practice management companies in the United States, CBIZ provides integrated services in the following areas: accounting and tax; employee benefits; wealth management; property and casualty insurance; payroll; IS consulting; and HR consulting. CBIZ also provides internal audit; Sarbanes-Oxley section 404 compliance; valuation; litigation advisory; government relations; commercial real estate advisory; wholesale life and group insurance; healthcare consulting; medical practice management; and capital advisory services. These services are provided throughout a network of more than 140 Company offices in 34 states and the District of Columbia.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CENTURY BUSINESS SERVICES, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2005 AND 2004
(In thousands, except percentages and per share data)

		THREE MONTHS ENDED
	MARCH 31,
	2005	%	2004 (1)%
Revenue	$155,358	100.0%	$144,802	100.0%

Operating expenses	126,820	81.6%	114,124	78.8%

Gross margin	28,538	18.4%	30,678	21.2%

Corporate general and administrative expense	7,039	4.5%	5,726	4.0%
Depreciation and amortization expense	3,959	2.6%	3,895	2.7%

Operating income	17,540	11.3%	21,057	14.5%

Other income (expense):
Interest expense	(781)	-0.5%	(240)	-0.2%
Gain on sale of operations, net	—	0.0%	384	0.3%
Other income, net	558	0.3%	531	0.4%

Total other income (expense), net	(223)	-0.2%	675	0.5%

Income from continuing operations before income tax expense	17,317	11.1%	21,732	15.0%

Income tax expense	7,187		8,932

Income from continuing operations	10,130	6.5%	12,800	8.8%

Loss from operations of discontinued businesses, net of tax	(1,884)		(1,219)
Loss on disposal of discontinued businesses, net of tax	(109)		—

Net income	$8,137	5.2%	$11,581	8.0%

Diluted earnings (loss) per share:
Continuing operations	$0.13		$0.15
Discontinued operations	(0.03)		(0.02)

Net income	$0.10		$0.13

Diluted shares outstanding	77,718		87,912

Other data from continuing operations:
EBIT (2)	$18,098		$21,588
EBITDA (2)	$22,057		$25,483

(1)	Certain amounts in the 2004 financial statements have been reclassified to conform to the current year presentation.

(2)	EBIT represents income from continuing operations before income taxes, interest expense, and gain on divested operations.

EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CENTURY BUSINESS SERVICES, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2005 AND 2004
(In thousands, except percentages and ratios)

	THREE MONTHS ENDED
	MARCH 31,
	2005	2004 (3)

Revenue
Accounting, Tax & Advisory Services	$79,430	$70,557
Benefits & Insurance Services	35,725	36,047
National Practices — Other	17,029	17,658
Medical Practice Management	23,174	20,540

Total	$155,358	$144,802

Gross margin
Accounting, Tax & Advisory Services	$23,592	$21,499
Benefits & Insurance Services	5,885	7,505
National Practices — Other	1,124	2,143
Medical Practice Management	3,546	3,143

Total (1)	$28,538	$30,678

SELECT BALANCE SHEET DATA AND RATIOS

	MARCH 31,	DECEMBER 31,
	2005	2004 (3)
Cash and cash equivalents	$3,338	$5,291
Restricted cash	$10,740	$10,089
Accounts receivable, net	$126,832	$100,426
Total current assets before funds held for clients	$168,314	$152,703
Funds held for clients	$68,687	$32,787
Goodwill and other intangible assets	$177,676	$172,644

Total assets	$474,336	$413,773

Current liabilities before client fund obligations	$71,946	$73,315
Client fund obligations	$68,687	$32,787
Bank debt	$67,500	$53,900

Total liabilities	$219,453	$167,276

Treasury stock	$(86,020)	$(85,650)

Total stockholders’ equity	$254,883	$246,497

Bank debt to equity	26.5%	21.9%
Days sales outstanding (2)	87	89

Shares outstanding	75,850	75,651

Basic shares outstanding	75,738	79,217

Diluted shares outstanding	77,718	81,477

(1) Includes operating expenses recorded by corporate and not directly allocated to the business units of $5,609 and $3,612 for the three months ended March 31, 2005 and 2004, respectively.

(2) Days sales outstanding (DSO) represent accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

(3) Certain amounts in the 2004 financial statements have been reclassified to conform to the current year presentation.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007